FIRST LICENSE AGREEMENT AMENDMENT

THE FIRST LICENSE AGREEMENT AMENDMENT is made as of April 20, 2010 by ROCHESTER BIOVENTURE CENTER, INC., ("Licensor"), and SENSIVIDA MEDICAL TECHNOLOGIES, INC. ("Licensee").

WITNESSETH:

WHEREAS, Licensor has provided to Licensee for use of Room 164 located at 77 Ridgeland Road, Henrietta, New York 14623 pursuant to the terms of a certain LICENSEE AGREEMENT, dated December 15, 2008 by and between Licensor and Licensee (the "License Agreement"); and

WHEREAS, Licensor and Licensee desire to amend the terms of the License Agreement to include Office 101D as part of the Premises pursuant to the terms of this First License Agreement Amendment;

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) in hand paid and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.           The Premises is hereby amended to be Room 164 and Office 101D located at 77 Ridgeland Road, Henrietta, NY 14623.

2.           The annual License Fee for Room 164 and Office 101D shall be $13,200.00, to be paid in monthly installments of $1,100.00.

3.           Licensor agrees that Licensee has the option to extend the term of the License to month-to-month tenancy subject to all covenants, conditions and terms of the current License Agreement.  The License shall run month-to-month effective May 1, 2010 until either party notifies the other of its intention to terminate the License, and in such event, the License will expire on the last day of the next month after delivery of said notice.

4.           Each party warrants and represents to the other party hereto that it has not dealt with any brokers in connection with this First License Agreement Amendment.  Each party hereby indemnifies and holds the other party harmless from any and all loss and expense arising out of or in connection with any breach of the foregoing warranty and representation.  The provisions of this paragraph 2 shall survive the expiration or earlier termination of the Agreement.

5.           This First License Agreement Amendment shall commence on May 1, 2010 and will terminate as provided in paragraph 3 above, or on February 13, 2013, whichever occurs earlier.

6.           All capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the License Agreement.  Except as herein expressly amended, the License Agreement shall remain unchanged and is hereby ratified confirmed and approved.

IN WITNESS WHEREOF Licensor and Licensee have executed this License Agreement Amendment as of the day and year first above written.

LICENSOR:		LICENSEE:

ROCHESTER BIOVENTURE CENTER, INC.		SENSIVIDA MEDICAL TECHNOLOGIES, INC.

By:	/s/ James S. Senall	By:	/s/ Jose Mir
Name: James S. Senall		Name: Jose Mir
Title: President		Title: President and CEO